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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ---------------

                                  SCHEDULE 14A

                            SCHEDULE 14A INFORMATION

                                 ---------------

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rules 14a-6(e)(2) and 14c-5(d)(2))
[X]  Definitive Proxy/Information Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             CORE LABORATORIES N.V.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
     0-11.
[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


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

                             CORE LABORATORIES N.V.

                                 HERENGRACHT 424
                                1017 BZ AMSTERDAM
                                 THE NETHERLANDS

                                ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 31, 2001

                                ---------------

Dear Shareholder:

         You are cordially invited to attend the 2001 Annual Meeting of the Shareholders of Core Laboratories N.V. (the "Company"), which will be held at the law offices of Nauta Dutilh, Weena 750, 3014 DA, Rotterdam, The Netherlands, on Thursday, May 31, 2001 at 10:00 a.m., local time, for the following purposes:

     1. To elect nine members to the Board of Supervisory Directors, consisting of three Class I Supervisory Directors, three Class II Supervisory Directors and three Class III Supervisory Directors, to serve until the annual meeting of shareholders in 2004, 2003 and 2002, respectively, and until their successors shall have been duly elected and qualified;

     2. To confirm and adopt the Dutch Statutory Annual Accounts of the Company for the fiscal year ended December 31, 2000;

     3. To approve the extension of the authority of the Management Board of the Company to repurchase up to 10% of the outstanding share capital of the Company until November 30, 2002;

     4. To approve the extension of the authority of the Supervisory Board to issue and/or to grant rights (including options to purchase) on common and/or preferred shares of the Company until May 30, 2006;

     5. To approve the extension of the authority of the Supervisory Board to limit or exclude the preemptive rights of the holders of the common shares of the Company until May 30, 2006;

     6. To ratify and approve the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001; and

     7. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

         Each of the matters being presented at the Annual Meeting has been presented and approved at the Company's prior annual meetings. In large measure, these matters are presented to the shareholders each year by virtue of the Company being organized under the laws of The Netherlands. Copies of the Annual Accounts, the report of the Management Board and the list of nominees for the Supervisory Board are open for inspection at the offices of the Company, located at Herengracht 424, 1017 BZ Amsterdam, The Netherlands, Attention: Mr. Jacobus Schouten, by registered shareholders and other persons entitled to attend meetings of shareholders of the Company. Such copies will be open for inspection from the date hereof until the close of the Annual Meeting.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF WHETHER YOU PLAN TO ATTEND. THEREFORE, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY. IF YOU ARE PRESENT AT THE ANNUAL MEETING AND WISH TO DO SO, YOU MAY REVOKE THE PROXY AND VOTE IN PERSON.

                                 By Order of the Board of Supervisory Directors,

                                 /s/ Jacobus Schouten
                                 ----------------------------
                                 Supervisory Director

April 30, 2001
Amsterdam, The Netherlands

                             CORE LABORATORIES N.V.
                                 HERENGRACHT 424
                                1017 BZ AMSTERDAM
                                 THE NETHERLANDS

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------


                     SOLICITATION AND REVOCATION OF PROXIES

         The accompanying proxy is being solicited by and on behalf of the Board of Supervisory Directors (the "Supervisory Board") of Core Laboratories N.V. (the "Company") for use at the 2001 Annual Meeting of the Shareholders of the Company (the "Annual Meeting") to be held at the law office of Nauta Dutilh, Weena 750, 3014 DA Rotterdam, The Netherlands, on Thursday, May 31, 2001 at 10:00 a.m., local time. If the accompanying proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with the directions noted thereon, or, if no directions are indicated, it will be voted in favor of the proposals described in this Proxy Statement. Any shareholder giving a proxy has the power to revoke it by oral or written notice to the Secretary of the Company at any time before it is voted.

         The solicitation of proxies by the Supervisory Board will be conducted by mail. In addition, certain members of the Supervisory Board (each, a "Supervisory Director"), officers and regular employees of the Company may solicit proxies in person or by facsimile, telex or telephone. The Company will bear the cost of preparing and mailing proxy materials as well as the cost of soliciting proxies. The Company will reimburse banks, brokerage firms, custodians, nominees and fiduciaries for their expenses in sending proxy materials to the beneficial owners of the common shares, par value NLG 0.03 per share, of the Company (the "Common Shares").

         At the close of business on March 30, 2001, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, there were 32,360,552 Common Shares outstanding, each of which is entitled to one vote. The class of Common Shares is the only class of capital stock of the Company outstanding and entitled to notice of and to vote at the Annual Meeting. The presence, in person or by proxy, of at least a majority of the outstanding Common Shares is required for a quorum. Common Shares abstaining from voting will have the effect of a vote against a proposal. Broker non-votes will not be counted to determine the shareholders entitled to vote on a proposal, and will not affect the outcome of the vote on such matter.

         A copy of the Company's Annual Report on Form 10-K, including the financial statements, schedules and exhibits thereto, may be obtained without charge by written request to John D. Denson, Secretary, in care of Core Laboratories, Inc., 6316 Windfern Road, Houston, Texas 77040.

         This Proxy Statement and the accompanying proxy were first mailed to shareholders on or about May 4, 2001.

                                     ITEM 1

                        ELECTION OF SUPERVISORY DIRECTORS

         The articles of association of the Company provide for one or more Supervisory Directors. The Supervisory Directors are proposed by the Supervisory Board and elected at each annual meeting of shareholders by the affirmative vote of the holders of a majority of the Common Shares present in person or by proxy. The shareholders may override the proposal of the Supervisory Board by a vote of two-thirds of the votes cast at the meeting if more than one-half of the outstanding share capital is present or represented. The Supervisory Board is divided into Classes I, II and III, the terms of office of which are scheduled to expire on the dates of the annual meeting of shareholders in 2003, 2002 and 2001, respectively.

         The Supervisory Board is proposing the election of nine Supervisory Directors at the Annual Meeting. Three of the nominees (David M. Demshur, Rene
R. Joyce and Jacobus Schouten) will be elected as Class I Supervisory Directors for a term expiring 2004, three of the nominees (D. John Ogren, Joseph R. Perna and Timothy J. Probert) will be elected as Class II Supervisory Directors for a term expiring 2003 and three of the nominees (Bob G. Agnew, Richard L. Bergmark and Alexander Vriesendorp) will be elected as Class III Supervisory Directors for a term expiring 2002. At each future annual meeting of shareholders, the successors to the class of Supervisory Directors whose terms shall expire that year shall be elected to hold office for a term of three years and until their respective successors shall have been duly elected and qualified. All of the nominees for Supervisory Directors are presently members of the Supervisory Board.

         Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of the nominees listed below. If at the time of or prior to the Annual Meeting any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by the Supervisory Board. The Supervisory Board has no reason to believe that any substitute nominee or nominees will be required. No proxy will be voted for a greater number of persons than the number of nominees named herein.

         THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE NOMINEES FOR SUPERVISORY DIRECTOR AS SET FORTH ABOVE, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

         The following table sets forth the names, ages and titles of the persons who have been nominated for election as Supervisory Directors:


                          CLASS I SUPERVISORY DIRECTORS
                               (TERM EXPIRES 2004)


NAME                                  AGE    POSITION
----                                  ---    ---------
David M Demshur......................  45    Chairman of the Supervisory Board,
                                              President and Chief Executive
                                              Officer

Rene R. Joyce........................  53    Supervisory Director

Jacobus Schouten.....................  46    Supervisory Director

                         CLASS II SUPERVISORY DIRECTORS
                               (TERM EXPIRES 2003)


NAME                                  AGE    POSITION
----                                  ---    --------
D. John Ogren........................  57    Supervisory Director

Joseph R. Perna......................  57    Supervisory Director

Timothy J. Probert...................  49    Supervisory Director

                         CLASS III SUPERVISORY DIRECTORS
                               (TERM EXPIRES 2002)


NAME                                  AGE    POSITION
----                                  ---    --------
Bob G. Agnew.........................  70    Supervisory Director

Richard L. Bergmark..................  47    Executive Vice President, Chief
                                              Financial Officer, Treasurer and
                                              Supervisory Director

Alexander Vriesendorp................  48    Supervisory Director


         Set forth below is a brief description of the business experience and length of service of the Supervisory Directors.

         Bob G. Agnew, until his retirement in 1994, was Manager of Drilling for International Operations for Exxon Company International (a division of Exxon Corporation) and a member of the Production Advisory Committee of Exxon Production Research Company. Mr. Agnew is a member of the Society of Petroleum Engineers and has served on its Drilling Technical Committee. He has served as a Supervisory Director since 1995.

         Richard L. Bergmark joined Western Atlas International, Inc. ("Western Atlas") as Treasurer in 1987. In 1991, he became the Area Manager for Finance and Administration for Europe, Africa and the Middle East operations of Western Geophysical. From 1994 until 1999, he served as Chief Financial Officer of the Company and in 1999 he was appointed Executive Vice President. In March 2001, Mr. Bergmark was reappointed to the position of Chief Financial Officer. Mr. Bergmark presently serves as Executive Vice President, Chief Financial Officer, Treasurer and a Supervisory Director of the Company. He has served as a Supervisory Director since 1995.

         David M. Demshur joined the Company in 1979 and has held various operating positions since that date, including Manager of Geological Sciences, Vice President of Europe, Africa and the Middle East in 1989, Senior Vice President of Petroleum Services in 1991 and President in 1994. Mr. Demshur presently serves as President, Chief Executive Officer and a Supervisory Director of the Company. He has served as a Supervisory Director since 1994. At the regularly scheduled meeting of the Supervisory Board on May 9, 2001, Mr. Demshur will be named to the additional position of Chairman of the Supervisory Board. Mr. Demshur is a member of the Society of Petroleum Engineers, the American Association of Petroleum Geologists, Petroleum Exploration Society of Great Britain and the Society of Core Analysts Section of the Society of Professional Well Loggers Association.

         Rene R. Joyce served as President of Energy Services of Coral Energy, LLC from its acquisition by Shell Oil Company in 1998 until his retirement at the end of 1999. From 1980 until 1998, Mr. Joyce served as President of the operating companies of Tejas Gas Corporation, Coral's predecessor, and a New York Stock Exchange ("NYSE") listed company. Mr. Joyce is a member of the Louisiana State Bar Association and is an independent consultant in the energy industry.

         D. John Ogren served as the President of Production Operators, Inc. from 1994 until 1999. Production Operators was listed on the Nasdaq Stock Market prior to its acquisition by Camco Int. in 1997 and Schlumberger's acquisition of Camco Int. in 1998. From 1989 until 1991, Mr. Ogren served as Senior Vice President of Conoco Inc. and from 1992 until 1994, as Senior Vice President of E.I. duPont. Mr. Ogren is currently chairman of Visual Intelligence Systems, Inc., an Advisory Director of Intrepid Energy (U.K.) Ltd. and a director of John Wood Group Plc. He is a member of the Society of Petroleum Engineers and is a registered professional engineer.

         Joseph R. Perna joined the Company as General Manager in 1985. In 1991, he was promoted to Senior Vice President, with responsibility for certain laboratory services operations and the Technology Products Division, a position he held until his retirement from the Company on March 31, 1998. Mr. Perna has served as a Supervisory Director since 1995.

         Timothy J. Probert has served as the President of Input/Output, Inc. since March 2000. From September 1995 until December 1999, Mr. Probert served as President of Baker Hughes Inteq (a business unit of Baker Hughes Inc., a diversified oil service company ("Baker Hughes")) and Vice President of Baker Hughes from March 1994 until December 1999. He joined Baker Hughes in 1972, where he has held various management positions, including Vice President of Drilling and Evaluation Technology for Baker Hughes Inteq, President of Eastman Teleco, President of Milpark Drilling Fluids and Vice President of Marketing for Baker Sand Control. Mr. Probert has served as a Supervisory Director since 1995.

         Jacobus Schouten has been an executive officer of First Britannia since 1989. Mr. Schouten has served as a Supervisory Director of the Company since 1994, and he is a member of the board of directors of various European companies, including CB Holdings SA.

         Alexander Vriesendorp has been a principal since 1996 of Shamrock Partners B.V. which serves as the manager for the Vreedenlust venture capital funds. Since 1998, Mr. Vriesendorp has served as Chief Executive Officer of RMI Holland B.V. in The Netherlands. From 1991 until 1995, he served as Chief Executive Officer of the Nienhuis Group in The Netherlands. Mr. Vriesendorp serves on the Supervisory Boards of various European companies. He is also a member of the board of the Leiden University Fund.

EXECUTIVE OFFICERS

         The executive officers of the Company currently are David M. Demshur, Monty L. Davis, Richard L. Bergmark, and John D. Denson. Biographical information regarding Messrs. Demshur and Bergmark is set forth above. The following biography describes the business experience of the remaining executive officers. The executive officers are not Managing Directors of the Company for purposes of Dutch law.

         Monty L. Davis, who is 46 years of age, joined Western Atlas in 1977 holding various management positions including Atlas Wireline Division Financial Controller for Europe, Africa and the Middle East, Core Laboratories Division Vice President of Finance, and Atlas Wireline Division Vice President of Finance and Administration. In 1993, Mr. Davis joined Bovar Inc. of Calgary, Canada, as Chief Financial Officer, then Chief Operating Officer, and in 1995, President and Chief Executive Officer. Mr. Davis joined the Company as Senior Vice President in 1998, and subsequently was promoted to Chief Operating Officer.

         John D. Denson joined Western Atlas as Division Counsel in 1992, with responsibility for the Core Laboratories division. Mr. Denson, who is 43 years of age, presently serves as Vice President, General Counsel and Secretary of the Company. Mr. Denson is a member of the State Bar of Texas.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The table below sets forth certain information, as of March 6, 2001, with respect to the Common Shares beneficially owned by (a) each person known by the Company to own beneficially five percent or more of the Common Shares, (b) each Supervisory Director, (c) each of the executive officers and (d) all Supervisory Directors and executive officers as a group.


                                                                   COMMON SHARES OF              PERCENTAGE OF
                                                                CORE LABORATORIES N.V.           COMMON SHARES
               NAME OF BENEFICIAL OWNER (1)                       BENEFICIALLY OWNED              OUTSTANDING
-----------------------------------------------------------    -------------------------    -------------------------
Citigroup Inc.(2)                                                      4,545,251                     14.1%
Franklin Resource, Inc. (3)                                            2,046,500                      6.3%
Wellington Management Company LLP(4)                                   1,878,560                      5.8%
Stephen D. Weinroth **                                                   843,168                      2.6%
David M. Demshur **                                                      398,903                      1.2%
Richard L. Bergmark **                                                   255,759                       *
Joseph R. Perna **                                                       141,744                       *
John D. Denson **                                                         84,192                       *
Monty L. Davis **                                                         55,860                       *
Timothy J. Probert **                                                     45,000                       *
Bob G. Agnew **                                                           44,600                       *
D. John Ogren                                                             30,000                       *
Rene R. Joyce                                                             20,000                       *
Randall D. Keys (5)**                                                     14,055                       *
Jacobus Schouten                                                              --                       *
Alexander Vriesendorp                                                         --                       *
All Supervisory Directors, nominees for Supervisory                    1,933,311                      6.0%
 Director and executive officers as a group

----------
 *   Represents less than 1%.
**   Includes the following shares which may be acquired within 60 days through the exercise of stock options: Mr. Weinroth, 84,000; Mr. Demshur, 163,750; Mr. Bergmark, 158,500; Mr. Perna, 30,000; Mr. Denson, 59,500; Mr. Davis, 50,000; Mr.
Probert, 44,000; Mr. Agnew, 40,000; Mr. Keys, 10,000; Total 639,750.

(1) Unless otherwise indicated, each person has sole voting power and investment power with respect to the Common Shares listed.

(2) As reported on the Schedule 13G/A dated February 9, 2001, the shares reported by Citigroup Inc. include 4,540,151 shares reported by Salomon Smith Barney Holdings Inc. ("SSB Holdings"), a wholly owned subsidiary of Citigroup Inc. The shares reported by SSB Holdings include 2,991,651 shares reported by Salomon Brothers Holding Company Inc. ("SBHC"), a wholly owned subsidiary of SSB Holdings. The shares reported by SBHC include 2,991,651 shares reported by Salomon Smith Barney Inc. ("SSB"), a wholly owned subsidiary of SBHC. The shares reported by each of these four entities include shares for which such reporting person disclaims beneficial ownership. The business address of SSB, SBHC and SSB Holdings is 388 Greenwich Street, New York, N.Y. 10013 and the business address of Citigroup Inc. is 399 Park Avenue, New York, N.Y. 10043.

(3) As reported on the Schedule 13G/A dated January 30, 2001, the shares reported by Franklin Resource, Inc. ("Franklin Resource") are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct or indirect investment advisory subsidiaries of Franklin Resource. Such advisory contracts grant to the advisory subsidiaries all investment and/or voting power over the shares. Charles B. Johnson and Rupert H. Johnson, Jr. (the "Principal Shareholders") each own in excess of 10% of the outstanding common stock of Franklin Resource and are the principal shareholders of Franklin Resource. Franklin Resource and the Principal Shareholders may be deemed to be, for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, the beneficial owner of securities held by persons and entities advised by Franklin Resource subsidiaries. Franklin Resource, the Principal Shareholders and each of the advisory subsidiaries disclaim economic interest or beneficial ownership in any of the shares. The business address of Franklin Resource is 777 Mariners Island Blvd, San Mateo, CA 94404.

(4) As reported on the Schedule 13G/A dated February 13, 2001, Wellington Management Company, LLP ("WMC"), in its capacity as investment advisor, may be deemed to beneficially own 1,878,560 Common Shares which are held of record by clients of WMC. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such Common Shares. No such client is known to WMC to have such right or power with respect to more than five percent of the Company's
     Common Shares. The business address of WMC is 75 State Street, Boston, MA 02109.

(5) Mr. Keys served as Chief Financial Officer of the Company from July 1999 until March 16, 2001.

COMMITTEES OF THE SUPERVISORY BOARD

         The Supervisory Board has two standing committees, the identities, memberships and functions of which are described below.

         Audit Committee. The current members of the Audit Committee of the Supervisory Board are Messrs. Agnew, Joyce and Weinroth. Mr. Weinroth is not standing for re-election to the Board of Supervisory Directors and it is anticipated that Messrs. Ogren and Perna will be appointed as new members of the Audit Committee. The Audit Committee's principal functions include making recommendations concerning the engagement of independent accountants, reviewing with the independent accountants the plan and results of the auditing engagement, approving professional services provided by the independent accountants and reviewing the adequacy of the Company's internal accounting controls. Each member of the Audit Committee is independent as defined by the corporate governance standards of the New York Stock Exchange. The Supervisory Board has adopted a written charter for the Audit Committee which is attached to this Proxy Statement as Annex A.

         Compensation Committee. The members of the Compensation Committee of the Supervisory Board (the "Compensation Committee") are Messrs. Perna, Probert and Weinroth. Mr. Weinroth is not standing for re-election to the Board of Supervisory Directors and it is anticipated that Mr. Joyce will be appointed as a new member of the Compensation Committee. The Compensation Committee's functions include a general review of the Company's compensation and benefit plans to ensure that they are properly designed to meet corporate objectives. The Compensation Committee reviews the Chief Executive Officer's recommendations on (a) compensation of the senior executive officers of the Company, (b) granting of awards under the Company's stock option and other benefit plans and
(c) adopting and changing major compensation policies and practices of the Company. In addition to reviewing the compensation for the Chief Executive Officer, the Compensation Committee reports its recommendations to the whole Supervisory Board for approval. The Compensation Committee also oversees the Company's 1995 Long-Term Incentive Plan, as amended (the "Incentive Plan") and the 1995 Nonemployee Directors Stock Option Plan, as amended (the "Nonemployee Director Plan").

         The Supervisory Board held four meetings in 2000, the Audit Committee held three meetings in 2000 and the Compensation Committee held two meetings in 2000. Each Supervisory Director attended at least 75% of the meetings of the Supervisory Board and of the committees (if any) on which such person serves.

DIRECTOR COMPENSATION

         Each Supervisory Director who is not a full-time employee of the Company is paid (a) an annual retainer of $24,000, payable semiannually in arrears, (b) $1,000 per meeting of the Supervisory Board at which such individual is present in person, (c) $750 per meeting of any committee thereof at which such individual is present in person, (d) an additional $500 per meeting for each committee meeting for which the individual is chairperson and
(e) reimbursement for all out of pocket expenses incurred in attending any meeting of the Supervisory Board or any committee thereof. Supervisory Directors who are full-time employees of the Company receive no compensation for serving as Supervisory Directors.

         The Nonemployee Director Plan provides for the issuance of up to 700,000 Common Shares to eligible Supervisory Directors of the Company. Under the Nonemployee Director Plan, each eligible director is generally granted an option to acquire 1,000 Common Shares on the date such individual first becomes an eligible director. In addition, an option to acquire 10,000 Common Shares will be granted yearly to each nonemployee Supervisory Director and an option to acquire 20,000 Common Shares will be granted to the Chairman of the Supervisory Board on the first date in the calendar year set by the Supervisory Board for the issuance of stock options to more than ten employees under the Incentive Plan. The options will be exercisable for a period of up to ten years and will vest one year following the date of grant. The exercise price of options granted under the Nonemployee Director Plan equals the market price of the Common Shares on the date of grant.

                             EXECUTIVE COMPENSATION

         The following table summarizes, with respect to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers whose salary and bonus compensation from the Company exceeded $100,000 in 2000 (collectively, the "Named Executive Officers"), certain information relating to the compensation earned for services rendered in all capacities during fiscal years 1998 through 2000.


                           SUMMARY COMPENSATION TABLE



                                                                                             LONG-TERM
                                                                                            COMPENSATION
                                                                                         -------------------
                                                                                             SECURITIES
                                                           ANNUAL COMPENSATION (1)           UNDERLYING
                                             FISCAL     -------------------------------       OPTIONS               ALL OTHER
NAME AND PRINCIPAL POSITION                   YEAR          SALARY           BONUS            (NUMBER)          COMPENSATION (2)
---------------------------                -----------  ---------------  --------------  -------------------   -------------------
David M. Demshur, President and
  Chief Executive Officer..............       2000          $408,000        $200,000             50,000               $19,004
                                              1999           400,000          65,000             80,000                16,150
                                              1998           317,539         230,000             35,000                21,583
Richard L. Bergmark, Executive Vice
  President, Chief Financial Officer
  and Treasurer (3)....................       2000          $229,500         $75,000             30,000               $18,052
                                              1999           222,019          30,000             40,000                16,150
                                              1998           196,846          94,886             20,000                20,874
Monty L. Davis, Chief Operating
  Officer and Senior Vice President....       2000          $224,400         $75,000             60,000               $20,340
                                              1999           214,039          45,000             40,000                18,317
                                              1998           145,730          90,573             30,000                17,592
John D. Denson, Vice President,
  General Counsel and Secretary........       2000          $193,800         $60,000             30,000               $20,199
                                              1999           184,039          25,000             25,000                17,632
                                              1998           156,692          51,750             10,000                21,876
Randall D. Keys, Former Chief Financial
  Officer (4)..........................       2000          $146,580         $26,000             40,000               $17,749
                                              1999           128,385          20,000             10,000                 6,948
                                              1998            12,769              --              2,875                    --

----------------
(1) During the years ending December 31, 1998, 1999 and 2000, perquisites for each individual named in the Summary Compensation Table aggregated less than 10% of the total annual salary and bonus reported for such individual in the Summary Compensation Table. Accordingly, no such amounts are included in the Summary Compensation Table.

(2) Consists of matching contributions and contributions by the Company through its retirement plans, amounts paid under certain insurance plans and a transportation allowance.

(3)  Mr. Bergmark was appointed Chief Financial Officer effective March 16,
     2001.

(4) Includes amounts paid by Coherence Technology Company, Inc. ("Coherence") which was acquired by the Company in July 1999. Mr. Keys joined Coherence in November 1998. Mr. Keys resigned as Chief Financial Officer of the Company effective March 16, 2001.

STOCK OPTION GRANTS

         The following table sets forth certain information with respect to stock option grants made to the Named Executive Officers during 2000 under the Incentive Plan.

                               OPTION GRANTS IN LAST FISCAL YEAR
                                       INDIVIDUAL GRANTS
                         ----------------------------------------------
                                                                                               POTENTIAL REALIZABLE
                                                                                                 VALUE AT ASSUMED
                           NUMBER OF       % OF TOTAL                                          ANNUAL RATE OF STOCK
                          SECURITIES         OPTIONS                                          PRICE APPRECIATION FOR
                          UNDERLYING       GRANTED TO    EXERCISE OF                               OPTION TERM (1)
                           OPTIONS         EMPLOYEES     BASE PRICE                          ------------------------
NAME                       GRANTED          IN 2000       ($/SH)        EXPIRATION DATE           5%          10%
----                    --------------  -------------- --------------- ---------------------  ----------- ------------
David M. Demshur.......     50,000            6.6           19.375       February 23, 2010      1,577,992   2,512,688
Richard L. Bergmark....     30,000            3.9           19.375       February 23, 2010        946,795   1,507,613
Monty L. Davis.........     60,000            7.9           19.375       February 23, 2010      1,893,590   3,015,226
John D. Denson.........     30,000            3.9           19.375       February 23, 2010        946,795   1,507,613
Randall D. Keys........     40,000            5.2           19.375       February 23, 2010      1,262,393   2,010,150

--------------
(1) The dollar amounts under these columns represent the potential realizable value of each grant of options assuming that the market price of Common Shares appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by the Securities and Exchange Commission (the "SEC") and therefore is not intended to forecast possible future appreciation, if any, of the price of Common Shares.

2000 OPTION EXERCISES AND YEAR-END VALUE TABLE

         The following table sets forth for the Named Executive Officers in the Summary Compensation Table above information regarding options held by them at December 31, 2000.

                                                                                           VALUE OF SECURITIES
                                                           SECURITIES UNDERLYING         UNDERLYING UNEXERCISED
                             SHARES                     UNEXERCISED OPTIONS HELD AT          OPTIONS HELD AT
                           ACQUIRED ON                       DECEMBER 31, 2000            DECEMBER 31, 2000 (1)
                            EXERCISE        VALUE      ------------------------------ ------------------------------
         NAME               OF OPTION      REALIZED     EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
------------------------  -------------- ------------- --------------  -------------- --------------  --------------
David M. Demshur.......        ---           ---           108,750         141,250      1,868,750       1,677,500
Richard L. Bergmark....        ---           ---           112,000          94,000      2,028,625       1,215,375
Monty L. Davis.........        ---           ---            25,000         105,000        278,125       1,044,375
John D. Denson.........        ---           ---            39,250          57,750        704,453         629,359
Randall D. Keys........       2,500        $35,000           1,437          48,938             --         407,924

----------------
(1) Computed based on the difference between aggregate fair market value and aggregate exercise price. The fair market value of the Common Shares on December 31, 2000 was based on the average of the high and low sales prices on the NYSE on such date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Supervisory Directors, executive officers and persons who own more than ten percent of the Common Shares of the Company to file initial reports of ownership and reports of changes in ownership (Forms 3, 4, and 5) of Common Shares with the SEC and the NYSE. Supervisory Directors, executive officers and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all such forms that they file.

         To the Company's knowledge based solely on its review of the copies of such reports received by it and on written representations by certain reporting persons that no reports on Form 5 were required, the Company believes that during the fiscal year ending December 31, 2000, its Supervisory Directors, executive officers and ten percent shareholders complied with the applicable
Section 16(a) filing requirements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 2000, no executive officer served as (a) a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a Supervisory Director or (b) a director of another entity, one of whose executive officers served on the Supervisory Board or the board of directors of a subsidiary of the Company.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee's responsibilities are (a) to oversee the development of the compensation program for the Company's officers and managerial employees, (b) to administer the incentive and stock option plans, including approval of grants and awards under these plans and (c) to establish the compensation program for the Chief Executive Officer and the other executive officers. During 2000, the Compensation Committee was comprised of the following Supervisory Directors, all of whom were non-employee Supervisory Directors of the Company: Joseph R. Perna, Timothy J. Probert and Stephen D. Weinroth.

         Executive Compensation Philosophy. The objective of the compensation program for officers and managers is to create strong financial incentives for corporate and division officers and managers to increase profits, revenues and operating efficiency, which are expected to lead to an increase in shareholder value. The following objectives guide the Compensation Committee in its deliberations:

     o Provide a competitive compensation program that enables the Company to attract and retain key executives and Supervisory Board members.

     o Ensure a strong relationship between the performance results of the Company and its divisions and the total compensation received.

     o Balance both annual and longer term performance objectives of the Company.

     o Encourage executives to acquire and retain meaningful levels of Common Shares.

     o Work closely with the Chief Executive Officer to ensure that the compensation program supports the management style, objectives and culture of the Company.

         In addition to normal employee benefits, the executive total compensation program includes base salary, annual cash incentive compensation and longer term stock-based grants and awards.

         Market Comparisons. Primary market comparisons for executive compensation are made to other oilfield service companies, adjusted for size and job responsibilities. The companies used for market comparisons in the development of the compensation program are broader than those used in the performance graph presented elsewhere in this proxy statement and are used because they are more representative of the market in which the Company competes for executive talent. Data sources include oilfield industry surveys, national survey databases and general trend data provided by consultants.

         Variable Incentives. Variable incentives, both annual and longer term, are major components of the program and are used to link pay with performance results appropriate to each executive officer or manager. Variable incentive awards and performance objectives are calibrated such that total compensation will approximate the market 50th percentile when the Company's performance plans are achieved and exceed the 50th percentile when the Company's performance plans are exceeded.

         Internal Revenue Code Section 162(m). Internal Revenue Code Section 162(m) imposes a $1,000,000 limit, with certain exceptions, on the deductibility of compensation paid to each of the five highest paid executive officers. In particular, compensation that is determined to be "performance based" is exempt from this limitation. To be "performance based", incentive payments must use predetermined objective standards, limit the use of discretion in making awards and be certified by the Compensation Committee made up of "outside directors." The Compensation Committee will continue to monitor these issues and will take appropriate action if it is warranted in the future.

EXECUTIVE COMPENSATION PROGRAM

         The following is a discussion of each of the principal components of the executive total compensation program.

         Base Salary. The base salary program targets the median of the primary comparison group for corporate and divisional officers and managers. Each executive is reviewed individually on an annual basis. Salary adjustments are based on the individual's experience and background, the individual's performance during the prior year, the general movement of salaries in the marketplace and the Company's financial position. As a result of these factors, an executive's base salary may be above or below the targeted median at any point in time.

         Annual Incentive Compensation. The Company administers an annual incentive plan for its corporate and divisional officers and managers. The goal of the plan is to reward participants in proportion to (a) the performance of the Company as a whole and the division for which they have direct responsibility and (b) their individual contributions to the Company's success.

         For 2000, corporate participants were measured on earnings before interest and taxes ("EBIT") and earning per share, while division participants were also measured on working capital management. In addition, a discretionary component was included as part of the plan to recognize outstanding effort and dedication. The measures were weighted substantially equally.

      Supplemental Executive Retirement Plans. The Company has adopted the Core Laboratories Supplemental Executive Retirement Plan (the "Group SERP"), effective January 1, 1998, and as amended July 29, 1999, for the benefit of certain key employees and outside directors of the Company. The Group SERP was established to provide additional retirement income to the participants and death benefits to the participants' designated beneficiaries as a reward for the participants' contributions to the success and growth of the Company. The four participants in the Group SERP are Richard L. Bergmark, David M. Demshur, Joseph
R. Perna and Stephen D. Weinroth. Each participant is entitled to receive a retirement benefit of $250,000 per year, which begins on the participant's retirement date and is paid in annual installments until the participant's death. If a participant dies on or after his retirement date and prior to receiving 15 annual installments of his retirement benefit, then the participant's designated beneficiary is entitled to receive $250,000 each year until such payments have been made for an aggregate of 15 years to both the participant and such designated beneficiary. If the participant dies before his retirement date, the designated beneficiary of the deceased participant is entitled to receive $225,000 each year for 15 years. Each participant's benefit under the Group SERP is fully vested and fully accrued. Benefits under the Group SERP may be forfeited only in the event of a participant's termination for cause.

         The Company has also adopted the Core Laboratories Supplemental Executive Retirement Plan for Monty L. Davis and the Core Laboratories Supplemental Executive Retirement Plan for John D. Denson, each as amended and effective January 1, 1999 (the "Individual SERPs"). The Individual SERPs were established to provide additional retirement income for Mr. Davis and Mr. Denson and death benefits for their designated beneficiaries as a reward for Messrs. Davis' and Denson's contributions to the success and growth of the Company. Each participant in an Individual SERP is entitled to receive a retirement benefit commencing on his retirement date. The amount of the participant's retirement benefit under an Individual SERP is determined using a formula that takes into consideration the participant's compensation, years of employment, and a five year vesting schedule, and is paid in annual installments until the participant's death. Vesting in this retirement benefit is accelerated upon a "change in control." If a participant dies on or after his retirement date and prior to receiving 15 annual installments of his retirement benefit, then the designated beneficiary of the deceased participant is entitled to receive the payments the deceased participant would have received if the participant's death had not occurred. Such payments will continue until payments for an aggregate of 15 years have been made to both the participant and his designated beneficiary. If a participant dies prior to his retirement date, the designated beneficiary of the deceased participant is entitled to receive annual payments for 15 years, and the amount of such payments is determined using a formula similar to that described above. Benefits under an Individual SERP may be forfeited upon a participant's termination for cause.

         The Company has purchased insurance coverage on the lives of Messrs. Bergmark, Demshur, Perna, Davis and Denson to assist it in providing benefits under the Group SERP and Individual SERP's. The Company is the owner and beneficiary of the insurance coverage. The Company is obligated to pay the total premium of $319,500 and $82,191 each year for the Group SERP and the Individual SERPs, respectively, until the policies are paid up (which is anticipated to be in 2005). Based on actuarial calculations (including a 12% interest rate assumption), the Company expects that the death benefits paid to the Company under the insurance policies will be sufficient to cover the costs of the Group SERP and Individual SERP's benefits and the policy premium payments for these individuals. However, to the extent the death benefits under the policies are insufficient to cover those costs, the Company is obligated to pay the remainder out of its other general assets and absorb any shortfall. In the event of a "change of control," the Company is obligated to fully fund the amount of the retirement benefits and death benefits of all six participants in the Group and Individual SERPs and their designated beneficiaries. The amount of the "change of control" contribution is the lesser of (i) the total amount due under the terms of the Group and Individual SERPs, or (ii) the amount of unpaid premiums on any insurance policies held by the trust through the seventh anniversary of the date of the purchase of each such policy.

         Deferred Compensation Plan. Core Laboratories, Inc., a subsidiary of the Company, has adopted a deferred compensation plan that allows certain officers, including all of the Named Executive Officers, to defer a portion of their salary, bonus, and commissions, as well as the amount of any reductions in their deferrals under the Core Laboratories, Inc. Profit Sharing and Retirement Plan (the "401(k) Plan") due to certain limitations imposed by the Internal Revenue Code of 1986, as amended (the "Code"). The plan also provides for employer contributions to be made on behalf of participants equal in amount to certain forfeitures of, and/or reductions in, employer contributions that participants could have received under the 401(k) Plan in the absence of certain limitations imposed by the Code. These employer contributions vest gradually over a period of five years. Discretionary employer contributions may also be made on behalf of participants in the plan and are subject to discretionary vesting schedules determined at the time of such contributions. Vesting in all employer contributions is accelerated upon the death of the participant or a "change in control." Employer contributions under the plan are forfeited upon a participant's termination of employment to the extent they are not vested at that time.

         Stock Based Compensation. Stock ownership by corporate and divisional management is encouraged through the use of the Incentive Plan which provides for the award of Common Share options and awards. The Compensation Committee and management believe that widespread Common Share ownership by key employees is an important means of encouraging superior performance and employee retention. Common Share option grants are considered annually based on competitive multiples of base salary. Senior executives typically have a higher multiple and, as a result, have a greater portion of their total compensation linked to the longer term success of the Company. In determining the appropriate grant multiples, the Company targets the market median among publicly-held oilfield service companies of similar size.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         The Chief Executive Officer, David M. Demshur, participates in the executive compensation program described above. In establishing the base salary for Mr. Demshur, the Compensation Committee assessed the pay levels for chief executive officers in similar companies in the oilfield service industry and the profit performance of the Company. In 2000, Mr. Demshur's base salary was $408,000. He also received an annual incentive award of $200,000. This award was granted on a discretionary basis by the Compensation Committee for his extraordinary efforts in a challenging and difficult industry environment. Mr. Demshur received 50,000 stock options in 2000.

         Submitted by the Compensation Committee of the Board of Supervisory Directors.

                                          COMPENSATION COMMITTEE
                                             Joseph R. Perna
                                             Timothy J. Probert
                                             Stephen D. Weinroth

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee has reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2000.

         The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statements on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

         The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the auditors the auditors' independence.

         Based on the reviews and discussions referred to above, the Audit Committee recommends to the Supervisory Board that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

         Submitted by the Audit Committee of the Board of Supervisory Directors.

                                          AUDIT COMMITTEE
                                             Bob G. Agnew
                                             Rene R. Joyce
                                             Stephen D. Weinroth

AUDIT FEES

         Arthur Andersen LLP has billed the Company $610,000 in the aggregate, for professional services rendered by them for the audit of the Company's annual financial statements for the year ended December 31, 2000 and the reviews of the interim financial statements included in the Company's Quarterly Reports on Form 10-Q filed with the SEC during 2000.

ALL OTHER FEES

         The aggregate fees for non-audit services rendered by Arthur Andersen LLP to the Company for the fiscal year ended December 31, 2000 were $216,500. The Audit Committee has considered whether the rendering of such non-audit services by Arthur Andersen LLP is compatible with maintaining the principal accountant's independence and concluded that Arthur Andersen's independence was not compromised by the provision of such services.

                   SHAREHOLDER RETURN PERFORMANCE PRESENTATION

         The following performance graph compares the performance of the Common Shares to the Standard & Poor's 500 Index and the Standard & Poor's Oil Well Equipment and Services Index (the "Peer Group") for the period beginning January 1, 1996 and ending December 31, 2000. The graph assumes that the value of the investment in the Common Shares and each index was $100 at January 1, 1996 (after giving effect to the 2 for 1 stock split in December 1997) and that all dividends were reinvested. The Common Shares began trading on the Nasdaq Stock Market in September 1995. In July 1998, the Common Shares ceased trading on the Nasdaq Stock Market and began trading on the New York Stock Exchange.

                   COMPARISON OF QUARTERLY CUMULATIVE RETURNS
                          AMONG CORE LABORATORIES N.V.,
                     PEER GROUP INDEX AND THE S&P 500 INDEX

                       3/31/96   6/30/96   9/30/96   12/31/96 3/31/97   6/30/97   9/30/97  12/31/97  3/31/98  6/30/98
                       -------   -------   -------   -------- -------   -------   -------  --------  -------  -------
Core Laboratories
  N.V. ...........     102.083   120.451   129.071   135.421  141.391   187.870   222.485  225.699   260.647  249.365
Peer Group........     116.209   119.773   118.713   132.845  138.967   155.284   183.687  181.253   178.747  169.361
S&P 500 Index.....     104.801   108.694   111.181   118.955  121.166   138.075   145.095  147.539   155.671  159.624

                       9/30/98   12/31/98  3/31/99   6/30/99  9/30/99   12/31/99  3/31/00  6/30/00   9/30/00  12/31/00
                       -------   --------  -------   -------  -------   --------  -------  -------   -------  --------
Core Laboratories
  N.V.............     229.134   240.004   231.836   211.549  245.928   252.237   297.550  297.550   282.066  293.262
Peer Group........     139.283   132.979   163.305   176.907  170.125   164.618   193.368  196.699   206.105  198.732
S&P 500 Index.....     147.382   168.872   179.479   186.191  179.635   194.178   196.174  193.239   191.996  183.904

         The foregoing stock price performance comparisons shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such acts.

         There can be no assurance that the Common Share performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make or endorse any predictions as to future performance of the Common Shares.

                                     ITEM 2.

                           APPROVAL OF ANNUAL ACCOUNTS

         At the Annual Meeting, the shareholders of the Company will be asked to approve the Dutch Statutory Annual Accounts of the Company for the fiscal year ending December 31, 2000, as required under Dutch law and the articles of association. In accordance with Article 408 of the Dutch Civil Code, the Annual Accounts are the annual accounts of the Company and its participation and do not represent the consolidated accounts of the Company and all of its subsidiaries as presented in the Consolidated Financial Statements contained in the Annual Report of the Company for the year ending December 31, 2000.

         The affirmative vote of the holders of a majority of the Common Shares present or represented by proxy and entitled to vote at the Annual Meeting is required to adopt the Annual Accounts.

         THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ADOPTION OF THE ANNUAL ACCOUNTS, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                     ITEM 3.

                EXTENSION OF AUTHORITY OF MANAGEMENT BOARD UNTIL
                     NOVEMBER 30, 2002 TO REPURCHASE SHARES

         Under Dutch law and the current articles of association, the Company, subject to certain Dutch statutory provisions, may repurchase up to 10% of the Company's outstanding share capital in open market purchases at any price not to exceed $200.00 or its equivalent in other currencies. Any such purchases are subject to the approval of the Supervisory Board and the authorization of shareholders at the annual meeting of shareholders, which authorization may not continue for more than 18 months. In connection with the initial public offering of the Company's Common Shares in September 1995, the shareholders authorized the Management Board to make such repurchases for a period of 18 months. At each annual meeting of the shareholders subsequent to 1995, the shareholders have extended the period such that the current period is set to expire on November 24, 2001. The Company has not repurchased Common Shares in the past but believes that it is in the best interest of the Company to have the flexibility to repurchase shares if the Supervisory Board deems it advisable similar to that generally afforded public companies domiciled in the United States.

         At the Annual Meeting, the shareholders will be asked to approve a further extension of this authority for an additional 18-month period from the date of the Annual Meeting until November 30, 2002.

         The affirmative vote of the holders of a majority of the Company's Common Shares present or represented by proxy and entitled to vote at the Annual Meeting is required to extend the authorization of the management board to repurchase up to 10% of the outstanding share capital of the Company for an additional 18-month period from the date of the Annual Meeting.

         THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE EXTENSION OF THE AUTHORITY OF THE MANAGEMENT BOARD TO REPURCHASE UP TO 10% OF THE OUTSTANDING SHARE CAPITAL OF THE COMPANY UNTIL NOVEMBER 30, 2002 AT A PRICE OF NOT MORE THAN $200.00 PER SHARE, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                     ITEM 4.

                   EXTENSION OF AUTHORITY OF SUPERVISORY BOARD
          TO ISSUE SHARES OF CORE LABORATORIES N.V. UNTIL MAY 30, 2006

         Under Dutch law and the articles of association, the Company's Supervisory Board has the power to issue shares of the Company's share capital if and insofar as the Supervisory Board has been designated at the annual meeting of shareholders as the authorized body for this purpose. A designation of the Supervisory Board to issue shares may be effective for a specified period of up to five years and may be renewed on an annual rolling basis. In connection with the initial public offering of the Company's Common Shares in September 1995, the shareholders authorized the Supervisory Board to issue shares and/or rights on shares for five years. At each annual meeting of the shareholders subsequent to 1995, the shareholders have extended the period such that the current period is set to expire on May 24, 2005.

         At the Annual Meeting, the shareholders will be asked to approve a further extension of this authority for a five-year period from the date of the Annual Meeting until May 30, 2006. The Company is listed on the NYSE and accordingly, the issuance of additional shares will remain subject to the rules of the NYSE. In particular, the NYSE requires shareholder approval for the issuance of shares of common stock in excess of twenty percent of the outstanding shares except for public offerings for cash or bona fide private offerings at a price greater than both the book and market value of a company's common stock.

         The affirmative vote of the holders of a majority of the Common Shares present or represented by proxy and entitled to vote at the Annual Meeting is required to extend the authority of the Supervisory Board to issue and/or to grant rights (including options to purchase) on common and/or preferred shares of the Company for a five-year period from the date of the Annual Meeting.

         THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE EXTENSION OF THE AUTHORITY OF THE SUPERVISORY BOARD TO ISSUE AND/OR TO GRANT RIGHTS (INCLUDING OPTIONS TO PURCHASE) ON COMMON AND/OR PREFERENCE SHARES OF THE COMPANY UNTIL MAY 30, 2006, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                     ITEM 5.

                   EXTENSION OF AUTHORITY OF SUPERVISORY BOARD
           TO LIMIT OR ELIMINATE PREEMPTIVE RIGHTS UNTIL MAY 30, 2006

         Holders of Common Shares (other than employees of the Company and its subsidiaries who are issued Common Shares pursuant to the exercise of options granted under the Incentive Plan or the Nonemployee Director Plan) have a pro rata preemptive right of subscription to any Common Shares issued for cash unless such right is limited or eliminated. Holders of Common Shares have no pro rata preemptive subscription right with respect to any Common Shares issued for consideration other than cash. If designated for this purpose at the annual meeting of shareholders, the Supervisory Board has the power to limit or eliminate such rights. A designation may be effective for up to five years and may be renewed for successive five-year periods. In connection with the initial public offering of the Company's Common Shares in September 1995, the shareholders authorized the Supervisory Board for a five-year period to limit or eliminate from time to time the preemptive rights of holders of such Common Shares. At each annual meeting subsequent to 1995, the shareholders have extended the period such that the current period is set to expire on May 24, 2006.

         At the Annual Meeting, the shareholders will be asked to approve a further extension of this authority for a five-year period from the date of the Annual Meeting until May 30, 2006. As long as the Company remains listed on the NYSE, the issuance of Common Shares by the Company will remain subject to the rules of the NYSE, including limitations on the ability of the Company to issue shares without shareholder approval. See Item 4 for a discussion of the NYSE rules regarding stock issuance.

         The affirmative vote of the holders of a majority of the Common Shares present or represented by proxy and entitled to vote at the Annual Meeting is required to extend the authority of the Supervisory Board to limit or eliminate the preemptive rights of holders of Common Shares for a five-year period from the date of the Annual Meeting.

         THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE EXTENSION OF THE AUTHORITY OF THE SUPERVISORY BOARD TO LIMIT OR ELIMINATE PREEMPTIVE RIGHTS OF HOLDERS OF COMMON SHARES UNTIL MAY 30, 2006, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                     ITEM 6.

               RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN LLP
            AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR 2001

         The Supervisory Board has appointed the firm of Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 2001 subject to ratification by the shareholders. Arthur Andersen LLP has acted as the Company's auditors since inception.

         The affirmative vote of holders of a majority of the Common Shares present or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for 2001.

         In the event the appointment is not ratified, the Supervisory Board will consider the appointment of other independent accountants. The Supervisory Board may terminate the appointment of Arthur Andersen LLP as the Company's independent accountants without the approval of the shareholders of the Company whenever the Supervisory Board deems such termination necessary or appropriate. Representatives of Arthur Andersen LLP are not expected to be present at the Annual Meeting.

         THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF ARTHUR ANDERSEN LLP'S APPOINTMENT AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR 2001 AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                     ITEM 7.

                                  OTHER MATTERS

         The Supervisory Board does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

                              SHAREHOLDER PROPOSALS

         Any shareholder who desires to submit a proposal for inclusion in the proxy material for presentation at the Company's 2002 Annual Meeting of shareholders must forward such proposal to the Secretary of the Company at the address indicated on the cover page of this Proxy Statement, so that the Secretary receives it no later than January 4, 2002. Any notice of a proposal to be considered at the Company's 2002 Annual Meeting of shareholders should also be submitted to the Secretary of the Company. Any such notice will be considered untimely if not received by the Secretary on or before March 20, 2002.

                                  By Order of the Board of Supervisory Directors

                                  /s/ Jacobus Schouten
                                  -------------------------
                                  Jacobus Schouten
                                  Supervisory Director

Amsterdam, The Netherlands
April 30, 2001

                                                                         ANNEX A

                             CORE LABORATORIES N.V.
                             AUDIT COMMITTEE CHARTER

ORGANIZATION

This Charter governs the operations of the Audit Committee, a standing committee of the Supervisory Board of Directors of Core Laboratories N.V. (the "Board"). The Audit Committee shall review and reassess the adequacy of the Charter at least annually and recommend proposed changes to the Board for approval. The Audit Committee shall be composed of at least three Directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgement as a committee member. Each committee member must be financially literate and at least one member shall have accounting or financial management expertise.

The Audit Committee should hold at least two regularly scheduled meetings each year and as many additional special meetings as may be necessary to carry out its responsibilities.

STATEMENT OF POLICY

The Audit Committee was established to assist the Board in fulfilling its oversight responsibility to the shareholders, the investment community and others relating to the Company's financial statements and financial reporting process, its accounting systems and internal controls, the independent audit and periodic reviews of the Company's financial statements and compliance with laws and policies established by management and the Board. In so doing, the Audit Committee shall endeavor to facilitate open communication among the Directors, the independent auditors and financial management of the Company.

RESPONSIBILITIES

The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of its activities to the Board. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Furthermore, it is not the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations. The Audit Committee may assist in helping to resolve such disagreements, if any. In carrying out its responsibilities, the Audit Committee will:

o Obtain a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's shareholders, for their performance in conducting the annual audit and periodic reviews of the financial statements. The Audit Committee shall have the ultimate authority to evaluate and, where appropriate, replace the independent auditors, with the approval of the Board.

o Review and recommend to the Directors the independent auditors to be selected to audit the annual financial statements of the Company, subject to approval by the shareholders. On an annual basis, discuss with the auditors their independence from management and the Company and review the written disclosures required of the auditors by the Independence Standards Board.

o Meet with the independent auditors and financial management of the Company to review the scope and estimated costs of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

o Review with the financial management of the Company and the independent auditors the Form 10-Q prior to its filing, including a discussion with the independent auditors of the matters required to be discussed by Statement of Auditing Standards No. 61 ("SAS 61"). The Chairperson of the Audit Committee may represent the Audit Committee for purposes of this review.

o Review and discuss with management and the independent auditors the Company's annual financial statements, including evaluations of the quality of accounting principles and disclosures and the reasonableness of significant estimates, as required by SAS 61. Review any changes in accounting principles. Recommend to the Board the inclusion of such financial statements in the annual report to shareholders and the Form 10-K.

o Review with the independent auditors and financial management the adequacy and effectiveness of the accounting and financial controls of the Company, and review any material recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to prevent or expose any payments, transactions, or procedures that might be deemed illegal or improper. Review as necessary with the Company's General Counsel any legal matters or compliance issues that may have a material impact on the financial statements.

o Provide sufficient opportunity for the independent auditors to meet with the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditor's evaluation of the Company's financial, and accounting personnel, and the cooperation that the independent auditors received during the course of the audit. The Audit Committee should also meet privately with management of the Company as necessary to review the performance of the independent auditors.

o Consult with the Chairman of the Board, the Chief Executive Officer, or the Board regarding the investigation of any matter brought to its attention within the scope of its duties. If necessary, the Audit Committee is empowered to retain legal counsel or other persons having special competence to assist the Audit Committee in fulfilling its responsibilities. The Audit Committee shall expect the full cooperation of all employees and representatives of the Company.

o Cause to be prepared such reports relating to the Audit Committee as may be required to be included in the Company's proxy statements by the rules of the Securities and Exchange Commission. Monitor submission to the New York Stock Exchange of such written affirmations regarding the Audit Committee as may be required by the rules of the New York Stock Exchange.

o Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board.

                             CORE LABORATORIES N.V.

         THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF SUPERVISORY DIRECTORS OF CORE LABORATORIES N.V. FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, MAY 31, 2001.

         The undersigned hereby constitutes and appoints Jacobus Schouten and John D. Denson, and each or either of them, his true and lawful attorneys and proxies with full power of substitution, for and in the
   P name, place and stead of the undersigned, to attend the Annual Meeting of Shareholders of Core Laboratories N.V. to be held at the at the law
   R offices of Nauta Dutilh, Weena 750, 3014 DA Rotterdam, The Netherlands, on Thursday, May 31, 2001 at 10:00 a.m., local time, and any
   O adjournment(s) thereof, with all powers the undersigned would possess if personally present and to vote thereof, as provided on the reverse
   X side of this card, the number of shares the undersigned would be entitled to vote if personally present. In accordance with their
   Y discretion, said attorneys and proxies are authorized to vote upon such other matters and issues as may properly come before the meeting or any adjournment thereof.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF SUPERVISORY DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE NINE NOMINEES AND FOR PROPOSALS 2, 3, 4, 5 AND 6.

                (To be signed and continued on the reverse side.)

     Please mark
 [X] your vote as
     in this example.

                                          FOR   WITHHELD  Supervisory Directors
                                                          recommend a vote for
                                                          election of the
                                                          following
                                                          Supervisory
                                                          Directors:

1.   Election of Supervisory Directors.    [ ]    [ ]

                                                          Nominees:
                                                          David M. Demshur
                                                          Rene R. Joyce
                                                          Jacobus Schouten
                                                          D. John Ogren
                                                          Joseph R. Perna
                                                          Timothy J. Probert
                                                          Bob G. Agnew
                                                          Richard L. Bergmark
                                                          Alexander Vriesendorp

For, except vote withheld from the following nominee(s)

-----------------------------

                                                 FOR     AGAINST    ABSTAIN
2.   Approval of Annual Accounts.                [ ]       [ ]        [ ]

                                                 FOR     AGAINST    ABSTAIN
3.   Approval of extension of authority of       [ ]       [ ]        [ ]
     Management Board to repurchase up to 10%
     of the outstanding share capital of the
     Company until November 30, 2002.
                                                 FOR     AGAINST    ABSTAIN
4.   Approval of extension of authority of       [ ]       [ ]        [ ]
     Supervisory Board to issue and/or to
     grant rights (including options to
     purchase) on common and/or preference
     shares of the Company until May 30, 2006.

                                                 FOR     AGAINST    ABSTAIN
5.   Approval of extension of authority of       [ ]       [ ]        [ ]
     Supervisory Board to limit or eliminate
     preemptive rights of holders of common
     shares until May 30, 2006.
                                                 FOR     AGAINST    ABSTAIN
6.   Ratification of Appointment of Arthur       [ ]       [ ]        [ ]
     Andersen LLP as independent public
     accountants of the Company for 2001.

NOTE: SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF SHALL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE ATTORNEYS AND PROXIES APPOINTED HEREBY.



SIGNATURE:                                               DATE:
          --------------------------------------------        ------------------

SIGNATURE:                                               DATE:
          --------------------------------------------        ------------------


NOTE: Please sign exactly as name appears thereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.